UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry Into a Material Definitive Agreement.

On August 7, 2019, Agilent Technologies, Inc. (the “Company”) entered into Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent (the “Incremental Amendment”), which amends that certain Credit Agreement dated as of March 13, 2019, among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent (the “Credit Agreement”).  The Incremental Amendment provides for a $500,000,000 364-day, non-amortizing incremental term facility that will mature on August 5, 2020 (the “Incremental Facility”).  The proceeds of the term loans under the Incremental Facility will be used for working capital and general corporate purposes of the Company and its subsidiaries.  The Company is not borrowing under the Incremental Facility at this time, but may borrow under the Incremental Facility at any time prior to August 30, 2019.  Any term loans borrowed under the Incremental Facility which are repaid or prepaid may not be reborrowed.

Loans under the Incremental Facility will bear interest, at the Company’s option, either at: (i) the alternate base rate, which is defined as the highest of (a) the prime rate in effect from time to time,  (b) the federal funds effective rate in effect from time to time plus 1/2 of 1.00% or (c) the applicable London interbank offered rate for 30-day loans plus 1.00%, in each case plus the applicable margin for such loans, or (ii) the applicable London interbank offered rate plus the applicable margin for such loans.  The applicable margin for loans under the Incremental Facility bearing interest at the alternate base rate ranges between 0.000% and 0.250%, and the applicable margin for loans under the Incremental Facility bearing interest based on the London interbank offered rate ranges between 0.625% and 1.250%, in each case based on the Company’s senior debt credit ratings as published by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings Inc.  At the Company’s current credit ratings, the applicable margin for alternate base rate loans under the Incremental Facility is 0.000%, and the applicable margin for London interbank offered rate loans under the Incremental Facility is 0.750%.

The Incremental Amendment contains customary representations and warranties as well as customary covenants. Loans under the Incremental Facility are subject to the representations and warranties, affirmative and negative covenants and events of default applicable to loans under the Credit Agreement.

BNP Paribas Securities Corp. acted as lead arranger and bookrunner for the Incremental Facility.

The description of the Incremental Amendment contained herein is qualified in its entirety by reference to the Incremental Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders under the Incremental Facility and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement dated as of August 7, 2019, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: August 8, 2019